As filed with the Securities and Exchange Commission on August 27, 2007

Registration Statement No. 333-112901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1536128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Clopper Road

Gaithersburg, Maryland 20878

(301) 944-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peer M. Schatz

President and Chief Executive Officer

Digene Corporation

1201 Clopper Road

Gaithersburg, Maryland 20878

(301) 944-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Jonathan L. Kravetz, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (File No. 333-112901) (the “Registration Statement”), which was originally filed on February 17, 2004, is being filed to deregister unsold securities of Digene Corporation, a Delaware corporation (the “Registrant”).

On July 30, 2007, the Registrant was merged (the “Merger”) with and into Energy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of QIAGEN N.V., a public limited liability company (Naamloze Vennootschap) organized in the Kingdom of The Netherlands (“QIAGEN”). The Merger was effectuated pursuant to the terms of an Agreement and Plan of Merger, dated as of June 3, 2007, by and among QIAGEN, QIAGEN North American Holdings, Inc., a California corporation and wholly owned subsidiary of QIAGEN (“QNAH”), QIAGEN Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of QNAH, and the Registrant. Shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”) have ceased being quoted on the Nasdaq Global Select Market and have been deregistered under the Securities Exchange Act of 1934. The Registrant has also filed a certification and notice of termination on Form 15 with respect to the Registrant’s Common Stock.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements. Accordingly, pursuant to Rule 478 under the Securities Act of 1933, as amended (the “Act”), and the undertaking pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all securities registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 27, 2007.

DIGENE CORPORATION (Registrant)

By:	/s/ Peer M. Schatz
Name: Title:	Peer M. Schatz President and Chief Executive Officer

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